                                  SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

[X] Preliminary information statement

[ ] Confidential, for use of the Commission only
    (as permitted by Rule 14c-5(d)(2))

[ ] Definitive information statement

                              Georgia Power Company
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                (Name of Registrant as Specified in Its Charter)

         Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and
             0-11.

         (1) Title of each class of securities to which transaction applies:


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         (2) Aggregate number of securities to which transaction applies:


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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4) Proposed maximum aggregate value of transaction:


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         (5) Total fee paid:


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         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:


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         (2) Form, Schedule or Registration Statement No.:


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         (3) Filing Party:


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         (4) Date Filed:


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
                              GEORGIA POWER COMPANY
                                ATLANTA, GEORGIA


                            NOTICE OF SPECIAL MEETING
                                 OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 10, 1997


         NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Georgia Power Company will be held at the Company's offices, 333 Piedmont Avenue, N.E., Atlanta, Georgia, on December 10, 1997 at 3:45 p.m., Eastern time, to consider and act on the following proposal, as more fully described in the attached Information Statement:

                  PROPOSAL: To remove from the Company's charter (i) Subparagraph 14.A.3.f.(2) of Paragraph III, a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company, (ii) Subparagraph 14.A.3.f.(1) of Paragraph III, a provision which requires the vote of the holders of at least a majority of the total voting power of the Company's outstanding preferred stock to approve the sale of all or substantially all of the Company's property and mergers or consolidations that have not been approved under the Public Utility Holding Company Act of 1935, as amended, and
         (iii) Subparagraph 14.A.3.b. (except the first paragraph therein) of Paragraph III, a provision restricting the ability of the Company to pay dividends on its common stock in the event that its common equity capitalization falls below certain levels;

and for the purpose of transacting any and all business in connection with the foregoing and any other business that may properly come before said meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on November 7, 1997, with respect to Class A Preferred Stock, and November 6, 1997, with respect to $100 Preferred Stock, will be entitled to notice of and to vote at said meeting or any adjournment or adjournments thereof.


                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    Judy M. Anderson
                                    Vice President and Corporate Secretary

Atlanta, Georgia
November __, 1997

                              GEORGIA POWER COMPANY
                                ATLANTA, GEORGIA


                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 10, 1997


                              INFORMATION STATEMENT



                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY



         This Information Statement is furnished by the Board of Directors of Georgia Power Company (the "Company") to the holders (the "Preferred Shareholders") of the $1.925 Series of the Company's outstanding Class A Preferred Stock, with stated value of $25 (the "$1.925 Series"), in connection with a the Special Meeting of Shareholders of the Company to be held at the Company's offices, 333 Piedmont Avenue, N.E., Atlanta, Georgia, on December 10, 1997 at 3:45 p.m., Eastern time, or any adjournment or postponement of such meeting (the "Special Meeting"). The $1.925 Series will be redeemed by the Company on December 2, 1997.

         This Information Statement is first being mailed on or about November __, 1997. The record date with respect to the $1.925 Series is November 7, 1997.

         The principal executive offices of the Company are located at 333 Piedmont Avenue, N.E., Atlanta, Georgia 30308. The telephone number is (404) 526-6526.


                               PROPOSED AMENDMENT

BUSINESS TO COME BEFORE THE SPECIAL MEETING

         The following Proposed Amendment (the "Proposed Amendment") to the Company's charter (the "Charter") is the only item of business expected to be presented at the Special Meeting:

         To remove in their entirety (i) Subparagraph 14.A.3.f.(2) of Paragraph III of the Charter, a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company, (ii) Subparagraph 14.A.3.f.(1) of Paragraph III of the Charter, a provision which requires the vote of the holders of at least a majority of the total voting power of the Company's outstanding preferred stock to approve the sale of all or substantially all of the Company's property and mergers or consolidations that have not been approved under the Public Utiloity Holding Company Act of 1935, as amended, and (iii) Subparagraph 14.A.3.b. (except the first paragraph therein) of Paragraph III of the Charter, a provision restricting the ability of the Company to pay dividends on its common stock in the event that its common equity capitalization falls below certain levels.

         THE FOLLOWING STATEMENTS ARE SUMMARIES OF THE SUBSTANCE OR GENERAL EFFECT OF PROVISIONS OF THE CHARTER, AND ARE QUALIFIED IN THEIR ENTIRETY BY THE CHARTER AND SUBPARAGRAPHS 14.A.3.B., 14.A.3.F.(1) AND 14.A.3.F.(2) OF PARAGRAPH III THEREIN (AS DESCRIBED BELOW). SEE APPENDIX A HERETO FOR THE TEXT OF THE PROVISIONS TO BE DELETED.

EXPLANATION OF THE PROPOSED AMENDMENT

         Subparagraph 14.A.3.f.(2) of Paragraph III of the Charter currently provides that, so long as any shares of the Company's preferred stock are outstanding, without the affirmative vote of the holders of at least a majority of the total voting power of its outstanding shares of preferred stock, the Company shall not issue or assume any securities representing unsecured debt (other than for the purpose of refunding or renewing outstanding unsecured securities issued by the Company resulting in equal or longer maturities or redeeming or otherwise retiring all outstanding shares of its preferred stock or of any senior or equally ranking stock) if, immediately after such issue or assumption, (a) the total outstanding principal amount of all securities representing unsecured debt of the Company would exceed 20% of the aggregate of all existing secured debt of the Company and the capital stock, premiums thereon and surplus of the Company as stated on the Company's books; or (b) the total outstanding principal amount of all securities representing unsecured debt of the Company of maturities of less than ten years would exceed 10% of such aggregate (the "Debt Limitation Provision").

         Subparagraph 14.A.3.f.(1) of Paragraph III of the Charter currently provides that, so long as any shares of the Company's preferred stock are outstanding, without the affirmative vote of the holders of at least a majority of the total voting power of its outstanding shares of preferred stock, the Company shall not dispose of all or substantially all of its property or merge or consolidate, unless such action has been approved by the Commission under the Holding Company Act (the "Merger Provision").

         Subparagraph 14.A.3.b. (except the first paragraph therein) of Paragraph III of the Charter currently provides that, so long as any shares of the Company's preferred stock are outstanding, the Company's dividends on its common stock are limited to 50% of net income available for such stock during a period of 12 months if, calculated on a corporate basis, the ratio of its common stock equity to total capitalization, including surplus, adjusted to reflect the payment of the proposed dividend, is below 20%, and to 75% of such net income if such ratio is 20% or more but less than 25% (the "Common Stock Dividend Provision").

         The Proposed Amendment, if adopted, would eliminate from the Charter in their entirety the Debt Limitation Provision, the Merger Provision and the Common Stock Dividend Provision (collectively, the "Restriction Provisions"), each as set forth in full in Appendix A hereto.


                       REASONS FOR THE PROPOSED AMENDMENT


         The electric utility industry has become, and will continue to be, increasingly competitive as the result of various factors, including regulatory and technological developments. Various federal and state regulatory initiatives designed to promote wholesale and retail competition include, among other things, proposals that would allow customers to choose their electricity provider. As these competitive initiatives materialize, the structure of the utility industry could radically change. The Company believes that maintaining and improving its position as a low-cost producer and having the flexibility to respond to developments in the industry will be crucial to its success in the new competitive marketplace.

         The Company believes that adoption of the Proposed Amendment is important to creating the necessary flexibility to respond to any industry developments.

         The restrictions that would be eliminated by the Proposed Amendment generally do not burden the industry's new competitors (power marketers, independent power producers, exempt wholesale generators and owners of cogeneration facilities), nor even other public utility companies. These restrictions stem from the fact that the Company and its affiliates are subject to regulation under the Holding Company Act. Such restrictions were initially imposed as a result of the Commission's 1956 Statement of Policy Regarding Preferred Stock Subject to the Public Utility Holding Company Act of 1935. The Commission recently has noted that the Statement of Policy is out of date and has not kept pace with the rapidly changing securities markets. Furthermore, the Commission stated that the marketplace should more appropriately determine the terms and conditions applicable to securities issuances.

         Management considers that elimination of the Debt Limitation Provision is crucial to the Company's financial flexibility and its ability to effect future capital cost reductions. The deletion of this provision from the Charter will allow the Company to utilize more fully various unsecured debt alternatives and thus improve its ability to take full advantage of changing conditions in the capital markets. The additional flexibility will, for example, permit the Company to issue long-term debt when, because of mortgage coverage restrictions or other reasons, it may be unattractive or not possible to issue any additional first mortgage bonds. In addition, elimination of the Debt Limitation Provision will afford the Company greater flexibility in the issuance of short-term debt to meet seasonal cash requirements with what is usually the least expensive form of capital.

         The Company believes that the Merger Provision is an unnecessary restriction on the ability of the Company to consider strategic responses to the increasingly competitive utility industry. For instance, the Merger Provision provides that, unless approved under the Holding Company Act, the sale or lease of certain of the Company's properties would require Preferred Shareholder approval in addition to any statutory requirement under state law. Such an additional burden could hinder the Company's ability to conduct its business operations in this changing utility environment. Furthermore, the elimination of the Merger Provision will not affect voting rights of stockholders under applicable state law.

         Similarly, the Common Stock Dividend Restriction unnecessarily impedes the financial flexibility of the Company and The Southern Company ("Southern"). The Common Stock Dividend Restriction prevents the Company from paying dividends on its common stock unless the Company maintains a certain equity capitalization. This restriction (a vestige of the 1956 Statement of Policy) is in addition to (i) the statutory requirements on the Company's ability to pay dividends on its common stock that arise under state law and (ii) other provisions of the Company's Charter, which provide that the Company may not pay dividends unless it is current in the payment of dividends on its preferred stock. Due to continued applicability of these restrictions, the Company views the Common Stock Dividend Restriction as an unduly burdensome and unnecessary provision which could restrict the ability of the Company and Southern to participate in today's capital markets.


                    CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

         If the Proposed Amendment becomes effective, preferred shareholders will no longer be entitled to the benefits of the Charter provision limiting the amount of unsecured debt the Company may issue, which will have been deleted by the Proposed Amendment. As discussed above, such provision places restrictions on the Company's ability to issue or assume unsecured indebtedness. Although the Company's debt instruments may contain certain restrictions on the Company's ability to issue or assume debt, any such restrictions may be waived and the increased flexibility afforded the Company by the deletion of the Debt Limitation Provision may permit the Company to take certain actions that may increase the credit risks with respect to the Company, adversely affecting the market price and credit rating of the shares of preferred stock, or otherwise be materially adverse to the interests of the preferred shareholders. In addition, to the extent that the Company elects to issue additional unsecured debt, including trust preferred securities, the preferred shareholders' relative position in the Company's capital structure could be perceived to decline, which in turn could adversely affect the market price and credit rating of the shares of preferred stock.

         The Proposed Amendment, if it becomes effective, would delete the Merger Provision and, therefore, may permit the Company to engage in certain transactions not subject to approval by the Commission under the Holding Company Act that would otherwise have required the consent of preferred stockholders. In addition, elimination of the Common Stock Dividend Provision may permit the Company to pay common stock dividends in amounts that would otherwise have been prohibited. Any such transaction or payment may have a material adverse effect on the holders of the Company's preferred stock. As described under "Reasons for the Proposed Amendment," however, adoption of the Proposed Amendment will not affect voting rights of stockholders or restrictions on the Company's ability to pay common stock dividends under applicable state law


                                  VOTING SHARES

         With respect to Class A Preferred Stock, November 7, 1997 and with respect to $100 Preferred Stock, November 6, 1997 (collectively, the "Record Date") have been fixed as the respective record dates for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

         A separate Proxy Statement is being mailed to the holders of the Adjustable Rate (First 1993) Series and the Adjustable Rate (Second 1993) Series of the Company's outstanding Class A preferred stock, with stated values of $25, and the $6.48 Series and the $6.60 Series of the Company's outstanding preferred stock, with stated values of $100. A separate Offer to Purchase and Proxy Statement (the "Offer") is being mailed to the holders of the $4.60 Series, the $4.60 (1962) Series, the $4.60 (1963 Series), the $4.60 (1964)
Series, the $4.72 Series, the $4.92 Series, the $4.96 Series, the $5.00 Series and the $5.64 Series of the Company's preferred stock, with stated values of $100, pursuant to which Southern is making a tender offer (the "Offer") for such each series and the Company is soliciting proxies in connection with the Proposed Amendment. Holders of each series of the Company's outstanding preferred stock except the $1.925 Series will receive a special cash payment for each share voted in favor of the Proposed Amendment.

         The Company's Charter authorizes the issuance of 15,000,000 shares of common stock, without nominal or par value, of which 7,761,500 shares are outstanding. All of such shares are owned by Southern.

         The Company's Charter also authorizes the issuance of 5,000,000 shares of $100 preferred stock and 50,000,000 shares of Class A $25 preferred stock, both without nominal or par value, of which 1,177,864 and 8,156,500 shares, respectively, are outstanding on the Record Date. Such shares are publicly held and are divided into eleven separate classes of preferred stock and three separate classes of Class A preferred stock. Such classes constitute individual series of preferred stock and Class A preferred stock, respectively, and vary from each other with respect to dividend rates, redemption prices and amounts payable on liquidation. All outstanding shares of the Company's preferred stock are entitled to vote on the Proposed Amendment as a single class, each share of preferred stock with a stated value of $100 being counted as one, and each share of Class A preferred stock with a stated value of $25 being counted as one-quarter.

         Pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a beneficial owner of a security is any person who directly or indirectly has or shares voting or investment power over such security. No person or group is known by management of the Company to be the beneficial owner of more than 5% of shares of the Company's preferred stock as of October 30, 1997, other than Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, which owns 2,789,623 shares of the Company's Class A Preferred Stock, representing 21.679% of the Company's preferred stock.

         Officers and directors of the Company as a group owned, as of October 30, 1997, less than 1% of the total number of shares of the Company's preferred stock and of the common stock of Southern.


                       VOTING REQUIREMENTS AND PROCEDURES

         Adoption of the Proposed Amendment requires the affirmative vote of the holders of (i) at least two-thirds of the shares of the capital stock of the Company then outstanding and entitled to vote (i.e., the common stock) and (ii) at least two-thirds of the total voting power of shares of the Company's preferred stock outstanding (counting shares as described above). Abstentions and broker non-votes will have the effect of votes against the Proposed Amendment. SOUTHERN, THE OWNER OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY, HAS ADVISED THE COMPANY THAT IT INTENDS TO VOTE ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN FAVOR OF THE PROPOSED AMENDMENT.

         YOU ARE NOT BEING ASKED FOR A PROXY BY THE COMPANY AND YOU ARE REQUESTED NOT TO SEND ONE. YOU MAY VOTE YOUR SHARES, IF YOU SO WISH, BY ATTENDING THE SPECIAL MEETING IN PERSON.

         Votes at the Special Meeting will be tabulated preliminarily by the Bank of New York, as Depositary for shares tendered pursuant to the Offer, and Corporate Investor Communications, Inc., the Information Agent. Inspectors of Election, duly appointed by the presiding officer of the Special Meeting, will definitively count and tabulate the votes and determine and announce the results at the Special Meeting. The Company has no established procedure for confidential voting. There are no rights of appraisal in connection with the Proposed Amendment.

                         FINANCIAL AND OTHER INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. Reports, proxy materials and other information about the Company are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The financial statements of the Company and related information included in its Annual Report on Form 10-K for the year ended December 31, 1996, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and its Current Reports on Form 8-K dated January 9, 1997, February 12, 1997 and June 5, 1997, each as filed with the Commission, are hereby incorporated by reference. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the date of the Special Meeting (or any adjournment thereof) shall be deemed to be incorporated by reference in this Information Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

         The Company will provide without charge to each person to whom a copy of this Information Statement has been delivered, on the written or oral request of any such person, a copy of any or all of its documents described above which have been incorporated by reference in this Information Statement, other than exhibits to such documents. Such requests should be directed to Judy M. Anderson, Vice President and Corporate Secretary, Georgia Power Company, 333 Piedmont Avenue, N.E., Atlanta, Georgia 30308, telephone: (404) 526-6526. The information relating to the Company contained in this Information Statement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         No representative of Arthur Andersen LLP, the Company's independent public accountants, is expected to be present at the Special Meeting unless prior to the day of the Special Meeting the Vice President and Corporate Secretary of the Company has received written notice from a Preferred Shareholder addressed to Judy M. Anderson, Vice President and Corporate Secretary, 333 Piedmont Avenue, N.E., Atlanta, Georgia 30308 that such Preferred Shareholder will attend the Special Meeting and wishes to ask questions of a representative of Arthur Andersen LLP.

                                  OTHER MATTERS

         The Board of Directors knows of no matter other than the foregoing to come before the Special Meeting.


                                    BY ORDER OF THE BOARD OF DIRECTORS




                                    Judy M. Anderson
                                    Vice President and Corporate Secretary



Atlanta, Georgia
November __, 1997

                                   APPENDIX A

        PROVISIONS OF THE CHARTER TO BE DELETED BY THE PROPOSED AMENDMENT


         Unless otherwise defined, capitalized terms used herein are used as defined in the Charter.


The Debt Limitation Provision

         Subparagraph 14.A.3.f.(2) of Paragraph III of the Charter states:

                  "Notwithstanding any of the provisions of subparagraph 5 of this paragraph III or of paragraph V or VI hereof, so long as any shares of the Preferred Stock or Class A Preferred Stock are outstanding, the Consolidated Corporation shall not, without the affirmative vote in favor thereof of the holders of at least a majority of the total number of shares of Preferred Stock and Class A Preferred Stock at the time outstanding (each share of Preferred Stock being counted as one and each share of Class A Preferred Stock being counted as one-quarter),

                           (2)(a) issue or assume any unsecured notes,
                  debentures or other securities representing unsecured debt (other than for the purpose of refunding or renewing outstanding unsecured securities issued or assumed by the Consolidated Corporation resulting in equal or longer maturities or redeeming or otherwise retiring all outstanding shares of the Preferred Stock and Class A Preferred Stock or of any kind of stock over which the Preferred Stock and Class A Preferred Stock do not have preference as to the payment of dividends and as to assets) if immediately after such issue or assumption (i) the total outstanding principal amount of all unsecured notes, debentures or other securities representing unsecured debt of the Consolidated Corporation will thereby exceed 20% of the aggregate of all existing secured debt of the Consolidated Corporation and the capital stock, premiums thereon and surplus of the Consolidated Corporation, as stated on its books, or (ii) the total outstanding principal amount of all unsecured notes, debentures or other securities representing unsecured debt of the Consolidated Corporation of maturities of less than ten years would exceed 10% of such aggregate;

                           (b) for the purpose of sub-paragraph (a) above, the
                  payment due upon the maturity of unsecured debt having an original single maturity in excess of ten years or the payment due upon the final maturity of any unsecured serial debt which had original maturities in excess of ten years shall not be regarded as unsecured debt of a maturity of less than ten years until such payment shall be required to be made within three years."


The Merger Provision

         Subparagraph 14.A.3.f.(1) of Paragraph III of the Charter states:

                  "Notwithstanding any of the provisions of subparagraph 5 of this paragraph III or of paragraph V or VI hereof, so long as any shares of the Preferred Stock or Class A Preferred Stock are outstanding, the Consolidated Corporation shall not, without the affirmative vote in favor thereof of the holders of at least a majority of the total number of shares of Preferred Stock and Class A Preferred Stock at the time outstanding (each share of Preferred Stock being counted as one and each share of Class A Preferred Stock being counted as one-quarter),

                  (1) sell, lease or exchange all or substantially all of its property or merge or consolidate with or into any other corporation or corporations, unless such sale, lease, exchange, merger or consolidation, or the issuance and assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, approved or permitted by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935. Nothing in this paragraph contained shall authorize any such sale, lease, exchange, merger or consolidation by the vote of the holders of a less number of shares of the Preferred Stock or Class A Preferred Stock, or of any other class of stock, or of all classes of stock, than is required for any such sale, lease, exchange, merger or consolidation by the laws of the State of Georgia at the time applicable thereto."


The Common Stock Dividend Provision

                  The relevant provision of Subparagraph 14.A.3.b. of Paragraph III of the Charter states:

                  "So long as any shares of the Preferred Stock or Class A Preferred Stock are outstanding, the payment of dividends on the Common Stock (other than dividends payable in Common Stock) and the making of any distribution of assets to holders of Common Stock by purchase of shares or otherwise (each of such actions being herein embraced within the term "payment of common stock dividends") shall be subject to the following limitations:

                           (a) If and so long as the ratio of the aggregate of
                  the par value of, or stated capital represented by, the outstanding shares of Common Stock (including premiums on the Common Stock but excluding premiums on the Preferred Stock and the Class A Preferred Stock) and of the surplus of the Consolidated Corporation to the total capitalization and surplus of the Consolidated Corporation at the end of a period of twelve consecutive calendar months within the fourteen calendar months immediately preceding the calendar month in which the proposed payment of Common Stock dividends is to be made (such period being hereinafter referred to as the "base period"), adjusted to reflect the proposed payment of Common Stock dividends (such ratio being hereinafter referred to as the "capitalization ratio"), is less than 20%, the payment of Common Stock dividends, including the proposed payment, during the twelve calendar months period ending with and including the calendar month in which the proposed payment is to be made shall not exceed 50% of the net income of the Consolidated Corporation available for the payment of dividends on the Common Stock during the base period;

                           (b) If and so long as the capitalization ratio is 20%
                  or more but less than 25%, the payment of Common Stock dividends, including the proposed payment, during the twelve calendar months period ending with and including the calendar month in which the proposed payment is to be made shall not exceed 75% of the net income of the Consolidated Corporation available for the payment of dividends on the Common Stock during the base period;

                           (c) Except to the extent permitted under paragraphs
                  (a) and (b) above, the Consolidated Corporation shall not make any payment of Common Stock dividends which would reduce the capitalization ratio to less than 25%.

                  For the purpose of the foregoing provisions, the following terms shall have the following meanings:

                           (1) The term "net income of the Consolidated
                  Corporation available for the payment of dividends on the Common Stock" shall mean for any period the balance remaining after deducting from the total gross revenues of the Consolidated Corporation from all sources during such period the following:

                                    (i) all operating expenses and taxes,
                           including charges to income for general taxes and for federal and state taxes measured by income, for retirement or depreciation reserve and for amortization or other disposition of amounts, if any, classified as amounts in excess of original cost of utility plant; (ii) all interest charges and other income deductions, including charges to income for amortization of debt discount, premium and expense and Preferred Stock and Class A Preferred Stock premium and expense; (iii) all dividends paid or set aside for payment to the holders of Preferred Stock and Class A Preferred Stock and of all other kinds of stock over which the Preferred Stock and Class

                           A Preferred Stock do not have preference as to the payment of dividends which are applicable to such period; and (iv) the amount, if any, by which the charges to income or earned surplus since December 31, 1961 to the end of the base period as provision for depreciation shall have been less than the sum of the amounts equal to the product of the applicable percentage (as defined below) and the mathematical average of the amounts of depreciable property (as defined in Section 4 of the Supplemental Indenture dated as of November 1, 1962) at the opening of business on the first day and at the close of business on the last day of each calendar year (and, proportionately, of each period of months which is less than a calendar year) subsequent to December 31, 1961 and prior to the end of the base period, up to but not exceeding that part of the applicable deficiency, if any, arising during the base period. The term "applicable percentage" shall mean 3.0% or such other percentage as shall be authorized or approved under the Public Utility Holding Company Act of 1935 by the Securities and Exchange Commission or any successor commission or regulatory authority of the United States of America.

                           (2) The term "total capitalization" shall mean the
                  aggregate of the principal amount of all outstanding indebtedness of the Consolidated Corporation maturing more than twelve months after the date of issue thereof, plus the par value of, or stated capital represented by, the outstanding shares of all classes of stock of the Consolidated Corporation, including any premiums on capital stock.

                           (3) The term "surplus" shall include capital surplus,
                  earned surplus and any other surplus of the Consolidated Corporation, adjusted to eliminate (i) the amount, if any, by which the aggregate of the charges to income or earned surplus since December 31, 1961 to the end of the base period as provision for depreciation shall have been less than the sum of the amounts equal to the product of the applicable percentage (as defined below) and the mathematical average of the amounts of depreciable property (as defined in Section 4 of the Supplemental Indenture dated as of November 1, 1962) at the opening of business on the first day and at the close of business on the last day of each calendar year (and, proportionately, of each period of months which is less than a calendar year) subsequent to December 31, 1961 and prior to the end of the base period, (ii) any amounts which may then be classified by the Consolidated Corporation on its books as amounts in excess of the original cost of utility plant and which are not provided for by reserve and any items set forth on the asset side of the balance sheet of the Consolidated Corporation as a result of accounting convention, such as unamortized debt discount, premium and expense and Preferred Stock and Class A Preferred Stock premium and expense, unless any such amount or item, as the case may be, is being amortized or is being provided for by a reserve, and (iii) the excess, if any, of the aggregate amount payable in event of involuntary liquidation of the Consolidated Corporation upon all outstanding shares of all classes of Preferred Stock and Class A Preferred Stock over the sum of (a) the aggregate of the par value of, or stated capital represented by, such shares and (b) any premiums thereon. The term "applicable percentage" shall mean 3.0% or such other percentage as shall be authorized or approved under the Public Utility Holding Company Act of 1935 by the Securities and Exchange Commission or any successor commission or regulatory authority of the United States of America."